委 托 书 Consignation Agreement

兹委托汕头市新中阳玩具实业有限公司代本人收回汕头市大树玩具有限公司所欠本人借款人民币 3,302,461.34 元。

Consign "Shantou Xinzhongyang" to collect RMB 3,302,461.34 from Shantou Big Tree Toys Co. Ltd.

委托人：

Cosignor Lin Wei

2012 年 12 月 20 日

Date December 20, 2012

同意委托
汕头市新中阳玩具实业有限公司

同意委托
汕头市大树玩具有限公司

Stamp of Shantou Xinzhongyang Toys Industrial Co. Ltd. "Shantou Xinzhongyang"

Stamp of Shantou Big Tree Toys Co., Ltd.